EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the application of our report dated February 7, 2007, included in this Form 10-K of Akesis Pharmaceuticals, Inc. relating to their consolidated financial statements for the years ended December 31, 2006, 2005 and 2004.

/s/ Swenson Advisors, LLP

San Diego, California

February 8, 2006